SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                             ----------------

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934
                             ----------------

                             October 31, 1997
             Date of Report (Date of Earliest Event Reported)

                           NIAGARA CORPORATION
            (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-22206                59-3182820
  (State or Other Jurisdiction  (Commission File Number)  (I.R.S. Employer
    of Incorporation)                                     Identification No.)

                            667 Madison Avenue
                            New York, New York
                 (Address of Principal Executive Offices)

                                  10021
                                (Zip Code)

                              (212) 317-1000
           (Registrant's Telephone Number, Including Area Code)

                              Not Applicable
                (Former Name or Former Address, if Changed
                            Since Last Report)




Item 5.   Other Events.

           On October 31, 1997, Niagara Corporation (formerly International Metals Acquisition Corporation), a Delaware corporation (the "Registrant"), exercised its right pursuant to the provisions of the Warrant Agreement, dated as of August 13, 1993, between the Registrant and Continental Stock Transfer & Trust Company, to redeem on December 9, 1997 (the "Redemption Date"), all of the Registrant's then outstanding Redeemable Common Stock Purchase Warrants (the "Warrants"), at $.01 per Warrant. As a result of the Registrant's call for redemption, the Warrants may not be exercised after 5 P.M. New York City Time (the "Exercise Deadline") on the Redemption Date. Each outstanding Warrant entitles the holder to purchase from the Registrant, prior to the Exercise Deadline, one share of the Registrant's Common Stock at an exercise price of $5.50. Copies of the Registrant's Notice of Redemption and press release announcing the Registrant's call for redemption of the Warrants are attached hereto as Exhibits 4.1 and 99.1, respectively.


Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits.

         (c)  Exhibits.

         4.1     Notice of Redemption dated October 31, 1997.

        99.1     Press Release dated October 31, 1997.


                                SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NIAGARA CORPORATION


                                       By:/s/ Marc J. Segalman
                                          Name:  Marc J. Segalman
                                          Title: Vice President

Date: November 6, 1997



                              EXHIBIT INDEX


      Exhibit No.            Description                        Page No.

         4.1          Notice of Redemption dated                    6
                      October 31, 1997.

        99.1          Press Release dated October 31,              11
                      1997.